UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11/A

Amendment No. 3

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

HOMEOWNUSA
 (Exact name of registrant as specified in its governing instruments)

112 North Curry Street Carson City, Nevada 89703
775-321-8288

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc.
112 North Curry Street Carson City,  Nevada 89703
(775) 882-1013

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected o be made pursuant to Rule 434, ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter be deemed effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall be deemed effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

HOMEOWNUSA

5,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of HOMEOWNUSA. and it is not presently traded on any market or securities exchange. 5,000,000 shares of common stock are being offered for sale by the Company to the public and the securities being registered by this offering may be illiquid because these securities are not listed on any exchange nor are these securities quoted on the OTC Bulletin Board.  A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained.

The price per share will be $0.50 for the duration of the offering. The offering will be open for 90 days after this registration statement is deemed effective unless extended for an additional period of 90 days by the Company. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  Homeownusa will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is deemed effective.

In their audit report dated March 22, 2011 our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten, our sole officer and director is conducting this offering. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is __________________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee(2)

Common Stock by Company	5,000,000	$0.50	$2,500,000	$178.25

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

(3) The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $6,700 are being paid for by Homeownusa.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about HOMEOWNUSA

HOMEOWNUSA was incorporated in the State of Nevada as a for-profit Company on December 10, 2009 and established a fiscal year end of January 31. We are a development-stage company that intends to acquire multi family apartment properties. We intend to acquire distressed assets directly from owners or financial institutions holding foreclosed real estate and debt instruments that are either in default or on bank watch lists.

We have not identified any sources of financing. We intend to use the proceeds from this offering to purchase real estate assets

 We have not yet qualified as a Real Estate Investment Trust (“REIT”) for federal income tax purposes, but intend to do so for our first full taxable year. Our sole officer and Director is a resident of South Africa and has no prior experience in the real estate industry.

As of the date of this prospectus, we do not own any properties. We intend to acquire properties with the net proceeds of this offering. We have not identified any specific properties for acquisition. The purchase price of properties will vary widely depending on a number of factors, including size and location.

Our business office is located at 112 North Curry Street Carson City, Nevada 89703, our telephone number is 775-321-8288 and our fax number is 1-775-245-0036. Our United States and registered statutory office is located at 112 North Curry Street Carson City, Nevada 89703, telephone number (775) 882-1013.
.
As of January 31, 2011, the end of our fiscal year, the Company had raised $10,000 through the sale of its common stock to its President and sole officer Mr. Pieter du Plooy.

As of January 31, 2011, th ere is $1,044 of cash on hand in the corporate bank account. The Company currently has liabilities of $12,881, represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $6,700. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

Summary of the Offering by the Company

HOMEOWNUSA has 10,000,000 shares of common stock issued and outstanding and is registering an additional 5,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 5,000,000 shares of common stock after this registration be deemed effective. The price at which the Company offers these shares is fixed at $0.50 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. HOMEOWNUSA will receive all proceeds from the sale of the common stock.

In order to qualify as a REIT, the Company and Mr. du Plooy have agreed to enter into a share redemption agreement whereby the Company will redeem a number of shares from Mr. du Plooy for consideration of $1.00. Upon the closing of this offering, a calculation of the number of shares the Company will redeem will be made so that Mr. du Plooy owns 9.9% of the shares issued and outstanding. (See Use of Proceeds and Security Ownership of Certain Beneficial Owners and Management).

Securities being offered by the Company, common stock, par value $0.001	5,000,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.50.
Number of shares outstanding before the offering of common shares.	10,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	15,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares
There is no public market for the common shares. The price per share is $0.50.

HOMEOWNUSA may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if HOMEOWNUSA’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds
HOMEOWNUSA will receive all proceeds from the sale of the common stock. If all 5,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $2,500,000. The Company intends to use the proceeds from this offering (i) to pay for General Business Development costs estimated $61,000; (ii) to pay for property cost, estimated at $1,397,300; (iii) to initiate the Company's marketing campaign, estimated at $45,000. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $6,700 are being paid for by HOMEOWNUSA.

Termination of the offering
The offering will conclude when all 5,000,000 shares of common stock have been sold, or 90 days after this registration statement be deemed effective with the Securities and Exchange Commission. HOMEOWNUSA may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. HOMEOWNUSA has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. The Company is required, pursuant to applicable regulations, to update this prospectus

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of January 31, 2011
Total Assets	$1,044
Total Liabilities	$12,881
Stockholder’s Equity (Deficit)	$(11,837)

Operating Data	Inception (December 10, 2009) through January 31, 2011
Revenue	$0
Net Loss	$21,837
Net Loss Per Share	$0

As shown in the financial statements accompanying this prospectus, HOMEOWNUSA has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

The Company considers the following to be all the material risks to an investor regarding this offering.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the material risks to an investor regarding this offering. HOMEOWNUSA should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Auditor’s Going Concern

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF HOMEOWNUSA TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report dated August 25, 2010 and March 22, 2011, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to Homeownusa, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See “January 31, 2010 Financial Statements - Auditors Report.”

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to: (i) business travels costs, (ii) marketing campaign, (iii) property cost (iv) administrative expenses and (v) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

Upon investing substantially all of the net proceeds of this offering, if we are not successful in earning revenues we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required and obtain such financing within the scope of our policies (see Financing Policies page 26). Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

If we do not gain adequate financing our business will fail as our President might be unwilling or cannot raise any more capital to carry the business resulting in the complete loss of your investment.

BECAUSE THERE IS NO MINIMUM PROCEEDS FROM THIS OFFERING, THE COMPANY CAN RECEIVE FROM THIS OFFERING, THE COMPANY MAY NOT RAISE SUFFICIENT CAPITAL TO IMPLEMENT ITS PLANNED BUSINESS AND YOUR ENTIRE INVESTMENT COULD BE LOST

This offering is being made on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event that does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

 Risks Related To This Offering

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN ADDITIONAL COSTS TO US WHICH MAY HAVE A NEGATIVE EFFECT ON OUR RESULTS OF OPERATIONS

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, therefore, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will have a negative effect on our results of operations..

BECAUSE OUR PRESIDENT INDIRECTLY OWNS 100% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY STOCKHOLDERS.

Our President owns 100% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations or the sale of all or substantially all of our assets, and a change in control. The interests of our President may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY WILL RESULT IN SUBSTANTIAL DILUTION

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. The arbitrary offering price of $0.50 per common share as determined herein is substantially higher than the net tangible book value per share of HOMEOWNUSA common stock. HOMEOWNUSA, assets do not substantiate a share price of $0.50. As a result, buyers of our stock will experience substantial dilution.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILUTING THE CURRENT SHAREHOLDERS’ EQUITY.

The Company has 75,000,000 authorized shares, of which only 10,000,000 are currently issued and outstanding and only 15,000,000 will be issued and outstanding after this offering terminates. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY’S SHARES, THEY MAY BE EXTREMELY ILLIQUID

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASDAQ Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company’s stock. Despite the Company’s best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration is deemed effective and the Company has completed its offering.

WE HAVE NOT ADOPTED A STOCK REDEMPTION PROGRAM, YOU MAY BE UNABLE TO RECOVER YOUR INVESTMENT.

 We have not adopted a stock redemption plan to provide a means for liquidity. Given our relatively small size, it is highly unlikely that a redemption plan would be developed within the foreseeable future. In addition, even if we adopted a redemption plan, we would have discretion to not redeem your shares, to suspend the plan and to cease redemptions. Currently, there is no public market for the shares, so stockholders may be unable to sell their shares or may only be able to sell their shares at an undesirable discounted price or after considerable delay

Risks Related to our Common Stock

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING STOCKHOLDERS.

We may have to raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders’ interests in our company to be diluted. Such dilution will negatively affect the value of an investor’s shares.

BECAUSE WE WILL BE SUBJECT TO THE “PENNY STOCK” RULES ONCE OUR SHARES ARE QUOTED ON THE OTCBB, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Risks Related to Investing in Our Company

EVALUATING OUR BUSINESS IS DIFFICULT BECAUSE WE HAVE A LIMITED OPERATING HISTORY.

We were incorporated on December 10, 2009 and to date have been involved primarily in organizational, development, and initial operating activities. As a result of our lack of operating history, you cannot evaluate our business, and therefore our future prospects. To date, our business development activities have consisted of organizational and development and initial operating activities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that our planned business operations will be profitable even if we do generate significant revenues. Failure to generate significant revenues may cause us to go out of business.

BECAUSE THE COMPANY’S MANAGEMENT HAS NO PRIOR EXPERIENCE IN RUNNING A PUBLIC COMPANY, THE COMPANY MAY BE FACED WITH ADDITIONAL COSTS TO MAINTAIN IS REPORTING REQUIREMENTS. SUCH COSTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS

Because the Company’s management has no prior experience in running a public company, the Company may be faced with additional costs to maintain its reporting requirements and as such may be reliant upon external consultants and additional accounting and legal advice. These cost may be significant and such costs may have and adverse affect on our ability to operate and our results of operations.

BECAUSE OUR MANAGEMENT HAS NO TECHNICAL TRAINING AND NO EXPERIENCE IN REAL ESTATE ACTIVITIES OUR PLANED ACTIVITIES, EARNINGS AND ULTIMATE FINANCIAL SUCCESS COULD BE IRREPARABLY HARMED

Our management has no experience with real estate activities. With no direct training or experience, management may not be fully aware of many of the specific requirements related to working with in the industry. Management’s decisions and choices may not take into account standard managerial approaches REIT’s commonly use. Consequently, our planed activities, earnings and ultimate financial success could suffer irreparable harm do to management’s lack of experience in the industry.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our apartments; fluctuations in the demand for apartment rentals; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these factors could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT TENNANTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our apartments known to potential tenants. Because we will be limiting our marketing activities, we may not be able to attract enough tenants to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE WE ARE SMALL WE ARE MORE DEPENDENT ON THE ECONOMIC CONDITIONS OF THE UNITED STATES REAL ESTATE MARKET THAN LARGER COMPETITORS

Our intended properties will be located in the United States. Because we are small, our intended properties will not be as diversified as larger competitors. The performance of such properties will be dependent upon economic conditions in the United States in general and the specific local market where our properties will be located. A decline in the economy in our current and foreseeable markets generally could adversely affect our ability to meet ongoing obligations, grow, pay distributions to our stockholders, and may adversely impact the value of our common stock and a decrease in demand for apartment rental in turn could adversely affect our results of operations.

WE FACE POTENTIAL ADVERSE EFFECTS FROM OUR FUTURE TENANTS’ BANKRUPTCIES OR INSOLVENCIES FROM OUR PLANNED PROPERTIES

The bankruptcy or insolvency of a tenant may adversely affect the income produced by our planned properties. Our future tenants could file for bankruptcy protection or become insolvent in the future. We could evict a tenant solely because of its bankruptcy. A bankrupt tenant may reject and terminate its rental with us. In such case, our potential claim against the bankrupt tenant for unpaid and future rent would be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease, and, even so, our claim for unpaid rent would likely not be paid in full. This shortfall could adversely affect our cash flow and results of operations.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

The Company is entirely dependent on the efforts of its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

IT MAY BE IMPOSSIBILE TO HIRE ADDITIONAL EXPERIENCED PROFESSIONALS, IF NECESSARY, AND WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Since our management does not have prior experience in the marketing and renting of apartments, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

IN THE CASE IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the Company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Risks Related to the Company’s Market and Strategy

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

HOMEOWNUSA is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on December 10, 2009 and to date have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the Company’s planned operating expenses. As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

BBECAUSE CERTAIN MARKET FACTORS INCLUDING ECONOMICE CONDITIONS IN THE REAL ESTATE MARKET MAY FLUCTUATE WE MAY BE UNABLE TO SUCCESSFULLY MANAGE OUR BUSINESS

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar properties, the entry of new competitors into the apartment rental industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our tenant base, pricing changes by the Company or its competitors, specific economic conditions in the real estate industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast. We have not identified any property that we can purchase yet. We would have to identify properties after we have raised funds through our public offering.  Because we have a limited operating history, it is difficult to evaluate our business. We may face various risks, expenses and difficulties associated with early stage companies and may not be able to successfully manage our business or achieve profitability.

IF WE DO NOT HAVE ADEQUATE RESOURCES TO MARKET AND RENT OUR APARTMENTS AND COMPETE SUCCESSFULLY WITH NUMEROUS REGIONAL, LEASORS, INCLUDING ONLINE COMPANIES, OUR ABILITY TO ATTRACT RENTERS WILL BE HARMED RESULTING IN REDUCED REVENUES AND INCREASED OPERATING COSTS.

If we do not have adequate resources to market and rent our apartments and compete successfully with numerous regional, leasers, including online companies, our ability to attract and retain renters, expand our sales and marketing activities, recruit and retain key personnel and compete in a competitive market place and   will be harmed resulting in reduced revenues and increased operating costs.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PLANNED RENTAL APARTMENTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The Company’s business strategy is substantially dependent upon its ability to acquire and subsequently rent its apartments successfully to prospective tenants. However, its planned rental apartments may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s planned rental apartments to achieve or sustain market acceptance could have a material adverse effect on our future business, financial conditions and the results of our operations.

THE COMPANY MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

The Company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, and operating resources. Failure to manage this growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

General Risks Related to Real Estate

UNANTICIPATED EXPENSES AND INSUFFICIENT DEMAND FOR APARTMENT FACILITIES IN NEW GEOGRAPHIC MARKETS COULD ADVERSELY AFFECT OUR PROFITABILITY AND OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR STOCKHOLDERS.

As part of our business strategy, we may acquire multi family apartment facilities in geographic areas in which our management team may have little or no operating experience and in which potential tenants may not be familiar with. As a result, we may have to incur costs relating to the opening, renovation, operation and promotion of such facilities that are substantially greater than those incurred in other areas. These facilities may attract fewer tenants than other facilities we may acquire, while at the same time, we may incur substantial additional costs with such facilities. As a result, the results of planned operations at any facilities that we may acquire in unfamiliar markets may be less than those of other facilities that we may acquire. Unanticipated expenses and insufficient demand could adversely affect our financial condition and results of operations.

INCREASES IN PROPERTY TAXES WOULD INCREASE OUR OPERATING COSTS, REDUCE OUR INCOME AND ADVERSELY AFFECT OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR STOCKHOLDERS.

Our multi family apartment facilities will be subject to real and personal property taxes. These taxes may increase as tax rates change and as the facilities are assessed or reassessed by taxing authorities. If property taxes increase, our financial condition, results of operations and our ability to make distributions to our stockholders could be materially and adversely affected and the market price of our common stock could decline.

CAPITAL EXPENDITURE REQUIREMENTS AT OUR PLANNED MULTI FAMILY APARTMENT FACILITIES MAY BE COSTLY AND REQUIRE US TO INCUR DEBT, POSTPONE IMPROVEMENTS, REDUCE DISTRIBUTIONS OR OTHERWISE ADVERSELY AFFECT THE RESULTS OF OUR OPERATIONS AND THE MARKET PRICE OF OUR COMMON STOCK.

Any of the multi family apartment facilities we may acquire in the future may have a need for renovations and capital improvements at the time of acquisition and all of the facilities we may acquire will have an ongoing need for renovations and other capital improvements, including replacement, from time to time, of fixtures and equipment. In addition, if we incur indebtedness, our lenders will likely require that we set aside annual amounts for capital improvements to our properties. The costs of renovations and capital improvements could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders

WE MAY NOT HAVE CONTROL OVER FACILITIES UNDER RENOVATION AND WE MAY BE SUBJECT TO RISKS IN CONNECTION WITH A DEVELOPER’S ABILITY TO CONTROL CONSTRUCTION COSTS AND THE TIMING OF COMPLETION OF CONSTRUCTION OR A DEVELOPER’S ABILITY TO BUILD IN CONFORMITY WITH PLANS, SPECIFICATIONS AND TIMETABLES.

We cannot assure you that any development or renovation project will be completed on time or within budget. Our inability to complete a project on time or within budget could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

GENERAL COMPETITION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS, THE MARKET PRICE OF OUR COMMON STOCK AND OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR STOCKHOLDERS.

We compete with numerous leasers including other online companies as well as regional leasing agents. Most of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. Our inability to compete at lower prices could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by HOMEOWNUSA and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Among the factors considered were:

•	our cash requirements;
•	the proceeds to be raised by the offering;
•	our lack of operating history; and
•	the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholder.

DILUTION

The price of the current offering is fixed at $0.50 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on December 10, 2009. The Company’s sole officer and director paid $0.001 per share, a difference of $0.499 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold
Price per share	$0.5
Pre-offering net tangible book value	4,490
Post offering net tangible book value	$2,490,790
Potential gain to existing shareholders	$2,500,000
Pre-offering net tangible book value per share	.0004
Net tangible book value per share after offering	$0.1661
Increase to present stockholders in net tangible book value per share after offering	$0.1658
Capital contributions by purchasers of shares	$2,500,000
Capital Contributions by existing stockholders	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Existing Stockholders Percentage of ownership after offering	66.67%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.5
Post offering net tangible book value	$2,490,790
Increase in net tangible book value per share after offering	$0.1663
Dilution per share	$0.3339
Capital contributions by purchasers of shares	$2,500,000
Capital contributions by existing stock holders	$10,000
Percentage capital contributions by purchasers of shares	100%
Percentage capital contributions by existing stockholders	0%
Anticipated net offering proceeds	$2,490,790
Number of shares after offering held by public investors	5,000,000
Total shares issued and outstanding	15,000,000
Purchasers of shares percentage of ownership after offering	33.33%
Existing stockholders percentage of owner ship after offering	66.67%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.5
Post offering net tangible book value	$1,865,790
Post offering net tangible book value per share	$0.1357
Pre-offering net tangible book value per share	$-0.0003
Increase in net tangible book value per share after offering	$0.1354
Dilution per share	$0.3643
Capital contributions by purchasers of shares	$1,875,000
Capital contributions by existing stock holders	$10,000
Percentage capital contributions by purchasers of shares	99%
Percentage capital contributions by existing stockholders	1%
Anticipated net offering proceeds	$1,868,300
Number of shares after offering held by public investors	3,750,000
Total shares issued and outstanding	13,750,000
Purchasers of shares percentage of ownership after offering	27%
Existing stockholders percentage of ownership after offering	73%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.5
Post offering net tangible book value	$1,240,790
Post offering net tangible book value per share	$0.0993
Pre-offering net tangible book value per share	$-0.0003
Increase in net tangible book value per share after offering	$0.0990
Dilution per share	$0.4007
Capital contributions by purchasers of shares	$1,250,000
Capital contributions by existing share holders	$10,000
Percentage capital contributions by purchasers of shares	99%
Percentage capital contributions by existing stock holders	1%
Anticipated net offering proceeds	$1,243,300
Number of shares after offering held by public investors	2,500,000
Total shares issued and outstanding	12,500,000
Purchasers of shares percentage of ownership after offering	20.00%
Existing stockholders percentage of ownership after offering	80.00%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.5
Post offering net tangible book value	$615,790
Post offering net tangible book value per share	$0.0547
Pre-offering net tangible book value per share	$-0.0003
Increase in net tangible book value per share after offering	$0.0545
Dilution per share	$0.4453
Capital contributions by purchasers of shares	$625,000
Capital contributions by existing share holders	$10,000
Percentage capital contributions by purchasers of shares	98%
Percentage capital contributions by existing stock holders	2%
Anticipated net offering proceeds	$618,300
Number of shares after offering held by public investors	1,250,000
Total shares issued and outstanding	11,250,000
Purchasers of shares percentage of ownership after offering	11.11%
Existing stockholders percentage of ownership after offering	88.89%

PLAN OF DISTRIBUTION

10,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 5,000,000 shares of its common stock for possible resale at the price of $0.50 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

HOMEOWNUSA will receive all proceeds from the sale of those shares. The price per share is fixed at $0.50 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.50 for the duration of this offering. The Company will receive all proceeds from the sale of those shares.

The Company's shares may be sold to purchasers directly by and subject to the sole discretion of the Company’s sole officer and director. Furthermore, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.50 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which HOMEOWNUSA has complied.

In connection with the Company’s selling efforts, our President will contact friends, family and others known to him. In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Homeownusa has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. du Plooy is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. du Plooy will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. do Plooy is not, nor has she been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. du Plooy will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. du Plooy will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

HOMEOWNUSA will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis-no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.50. There is no assurance we will raise the full $2,500,000.00 as anticipated.

Because management will target distressed properties, we expect to acquire properties with low occupancy and therefore low net operating income. Management arbitrarily decided to target properties from 75 to 300 apartments per property ($5,333 per apartment), ranging in building size between 75,000 and 300,000 square feet, in established neighborhoods, generally resulting in acquisitions priced between $400,000 and below $1,6 million.

The following table below sets forth the uses of this proceeds assuming the sale of 25%, 50%, 75% and 100% of securities offered for sale in this offering by the company. For further discussion see plan of operation.

	If 25% of Shares sold	If 50% of Shares sold	If 75% of shares sold	If 100% of Shares sold

Gross proceeds from this offering	$625,000	$1,250,000	$1,875,000	$2,500,000

Less: OFFERING EXPENSES
Legal and accounting	$4000	$4000	$4000	$4000
SEC Filing Expenses	$1500	$1500	$1500	$1500
Printing	$1200	$1200	$1200	$1200

SUB TOTAL	$6,700	$6,700	$6,700	$6,700

Research Properties
Finding a suitable property	$8000	$10,000	$12,000	$22,000
Business trips and Property Inspection	$8,000	$16,000	$24,000	$39,000
SUBTOTAL	$16,000	$26,000	$36,000	$61,000

Property Cost
Buy Property	$402,500	$815,000	$1,226,100	$1,647,300,
Renovation costs to Property (1)	$100,000	$225,000	$351,200	$450,000
Operating Expense	$85,000	$150,000	$210,000	$285,000
Total Property Cost	$587,500	$1,190,000	$1,787,300	$2,382,300
Less; Marketing
Website Development	$3,000	$3,000	$5,000	$5,000
Advertisement flyers, Local News Paper, Local Radio	$4,000	$7,000	$13,000	$15,000
Tele Marketing sales team	$5,000	$14,000	$22,000	$25,000
Total Marketing	$12,000	$24,000	$40,000	$45,000

LESS: ADMINISTRATION EXPENSES
Office, telephone, internet, Supplies	$2,799	$3,299	$4,999	$4,999
Redemption of du Plooy Shares(2)	$1.00	$1.00	$1.00	$1.00
Total Admin Expense	$2,800	$3,300	$5000	$5,000

The above figures represent only estimated costs.

(1) Renovations expense is an estimate only. Management will target properties whose apartments are primarily in need of cosmetic repair for which management has allocated a budget between $1,300 and $1,500 per apartment.

(2) In order to qualify as a REIT, the Company and Mr. du Plooy have agreed to enter into a share redemption agreement whereby the Company will redeem a number of shares from Mr. du Plooy for consideration of $1.00. Upon the closing of this offering, a calculation of the number of shares the Company will redeem will be made so that Mr. du Plooy owns 9.9% of the shares issued and outstanding.

In connection with Mr. du Plooy’s selling efforts, the Company anticipates the estimated cost of printing copies of the subscription agreement and the Prospectus. We do not anticipate other significant expenses related to Mr. du Plooy’s selling efforts. In the event Mr. du Plooy incurs additional costs, Mr. du Plooy will cover such costs with his own funds.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

We believe that declining commercial real estate prices resulting from banks and other financial institutions and conduit lenders disposing of large numbers of commercial properties acquired between 2005 and 2009, combined with a shortage of affordable mortgage financing forcing distressed property owners to sell, will provide us with excellent opportunities to acquire quality multi family apartment properties. Many of these properties will be distressed due to over-leverage, mismanagement or the lack of liquidity in the financial markets.

Management believes that the Income Capitalization Approach is the most common approach used in commercial real estate valuation. Valuation by the income approach consists of estimating a net operating income for the property and converting this income to a capital value. The net operating income is converted to a capital value by a ratio known as a capitalization rate or "cap rate" as it is commonly called. Although this cap rate is obtained from an analysis of sales of similar properties in the community or region where the subject property is located, management has yet to determine in which geographical area its initial multi-family apartment will be acquired. When analyzing potential properties, management will assume occupancy of 90% to calculate potential net operating income and cap rate. A general cap rate of 10 will be applied when evaluating target properties.

Because management will target distressed properties, management has arbitrarily determined that it will target properties from 75 to 300 apartments per property ($5,333 per apartment), ranging in building size between 75,000 and 300,000 square feet, in established neighborhoods, generally resulting in acquisitions priced between $400,000 and below $1,6 million. We are not specifically limited by our Articles and By-laws or our management policies in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we intend to acquire will depend on real estate and market conditions existing at the time we acquire properties and the availability of debt and equity capital.

The following table illustrates buildings representing potential acquisition properties or properties that that have sold at the price points described herein:

Address	Units	Price	Occupancy	For Sale	Sold	Date
Weestwood Manor Apartments at Clio Rd 4201 Clio Rd, Mt. Morris Town Ship, MI 48504	132	$525,000	vacant	X		June 10, 2011
Oak Park 1221 Willett Street, Memphis, TN 38106	224	$599,000	vacant	X		June 10, 2011
The Timbers Apartments Memphis, TN 4499 Sawmill Dr Memphis, TN 38128	200	$1,000,000	20%	X		June10, 2011
Skyview Apartments 11060 E. Mcnichols Rd. Detroit, MI 48234 Wayne County	124	$700,000			X	February, 2010
1315 S Barry Ave 1315 S Barry Ave Dallas, TX 75223 Dallas County	80	$437,500			X	March, 2011
4556 Winchester Rd 4556 Winchester Rd Memphis, TN 38118 Shelby County	166	$869,000			X	July, 2009
Asmann Apartments 1607 Asmann Drive Cincinnati, OH 45229	76	$415,000			X	January, 2011
Autumn Crest 2040 Stanton Road Atlanta, GA 30344 Fulton County	88	$500,000	33%		X	April, 2011
500 Skyline Drive 500 Skyline Dr Mc Minnville, TN 37110	93	$ 630,000 12% Cap rate at time of listing	95%		X	September 2009

From the proceeds of this offering (see Use of Proceeds, page 20), the Company intends to acquire its first property.  Once we acquire a property, we seek to turn around the property and add value through renovating and re-tenanting. We seek to accomplish this by (1) upgrading and renovating existing apartments; (2) upgrading and including utilities like security systems, internet access, heat, water, sewer and garbage disposal; (3) investing significant effort in recruiting tenants; and. (4) stabilizing occupancy, with per property occupancy goals of 90% or higher and thereby substantially increasing the net operating income of the property.

Plan of Operation

Our sole officer and Director is a resident of South Africa and has no prior experience in the real estate industry. We have not yet qualified as a Real Estate Investment Trust (“REIT”) for federal income tax purposes, but intend to do so for our first full taxable year.  In order o qualify as a REIT (see U.S. FEDERAL INCOME TAX CONSIDERATIONS, page 24), not more than 50% in value of Homeownusa’s outstanding shares or ownership certificates may be owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year. In order to meet the forgoing qualification, the Company intends to redeem the number of shares from its sole officer and director required to qualify as a REIT. The Company intends to complete such redemption of shares within 180 days of the date of this offering.

In addition, our director and sole officer will conduct the research on our future property and manage all aspects of acquisition. For the renovation phase, the Company will hire contractors to perform renovation services. For the third phase, the Company will out source the marketing activities to third party consultants. The majority of these activities can be accomplished from any location and the Company has budgeted for business travel where management believes physical presence will be required. The Company has no plans to hire employees during the 12 month period starting upon the effective date of the registration statement.

Over the 12 month period starting upon the effective date of this registration statement, our Company must raise capital to acquire a property and begin its operations. We aim to raise the capital by investors investing in our startup company. We have three planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from sales of shares in this offering received by the Company as discussed below. The three phases to our operations over the next 12 months are; 1) first phase will be the property research and acquisition phase, 2) second phase will be property renovation, 3) third phase will be the marketing phase where we intend to increase and stabilize occupancy.  In each of these phases and the offering scenarios discussed below, the size of the targeted multi family apartment property will vary based on the estimated funds available for purchase. In addition, our director and sole officer will conduct the research on our future property and manage all aspects of acquisition. For the renovation phase, the Company will hire contractors to perform renovation services. For the third phase, the Company will out source the marketing activities to third party consultants. The Company has no plans to hire employees during the 12 month period starting upon the effective date of the registration statement.

The first phase of our planned operations over this period would be to research properties at a cost estimated to be $61,000. The result of this research would determine the location of the target property and we will acquire our first property at an estimated cost of $ 1,600,000. The Company expects to complete this phase within 120 days of the date of this offering. Next and in preparation for upgrading and renovating the apartments, the Company will retain contractors and schedule and begin apartment renovations. Total renovation cost is estimated at $450,000. During the course of renovations, we will develop the web site estimated to cost $5,000 and initiate marketing of our first renovated apartments. Because the Company will retain contractors to renovate the apartments and a consultant to develop its website, the Company expects to complete this phase within 240 days of the date of this offering. The final phase of our planned operations over this period would be to launch our marketing campaign including the printing of flyers, local news paper and local radio advertising, estimated to cost $15,000 and retain a telemarketing sales team estimated to cost $25,000, with a goal to stabilizing occupancy, with an occupancy goals of 90% or higher. The Company expects to complete this phase within 300 days of the date of this offering.

In the event the Company sells 25% of the shares offered, the Company will research properties at a cost estimated to be $16,000 and acquire our first property estimated to have approximately 75 apartments at an estimated cost of $ 400,000. Total renovation cost is estimated at $100,000. During the course of renovations and during the second phase of our planned operations, we will develop the web site estimated to cost $3,000 and initiate marketing of our first renovated apartments. The final phase of our planned operations over the first twelve months of operations would be to launch our marketing campaign including the printing of flyers, local news paper and local radio advertising, estimated to cost $4,000 and retain a telemarketing sales team estimated to cost $5,000, with a goal to stabilizing occupancy, with an occupancy goals of 90% or higher (see Use of Proceeds, page 20).

In the event the Company sells 50% of the shares offered, the Company will research properties at a cost estimated to be $26,000 and acquire our first property estimated to have approximately 152 apartments at an estimated cost of $ 815,000. Total renovation cost is estimated at $225,000. During the course of renovations and during the second phase of our planned operations, we will develop the web site estimated to cost $3,000 and initiate marketing of our first renovated apartments. The final phase of our planned operations over the first twelve months of operations would be to launch our marketing campaign including the printing of flyers, local news paper and local radio advertising, estimated to cost $7,000 and retain a telemarketing sales team estimated to cost $14,000, with a goal to stabilizing occupancy, with an occupancy goals of 90% or higher (see Use of Proceeds, page 20).

In the event the Company sells 75% of the shares offered, the Company will research properties at a cost estimated to be $36,000 and acquire our first property estimated to have approximately 225 apartments at an estimated cost of $ 1,200,000. Total renovation cost is estimated at $350,000. During the course of renovations and during the second phase of our planned operations, we will develop the web site estimated to cost $5,000 and initiate marketing of our first renovated apartments. The final phase of our planned operations over the first twelve months of operations would be to launch our marketing campaign including the printing of flyers, local news paper and local radio advertising, estimated to cost $13,000 and retain a telemarketing sales team estimated to cost $22,000, with a goal to stabilizing occupancy, with an occupancy goals of 90% or higher (see Use of Proceeds, page 20).

Results of Operations

For the period from inception through January 31, 2011, we had no revenue. Expenses for the period totaled $21,837 resulting in a Net loss of $21,837. These expenses relate to corporate start-up fees, bookkeeping and audit fees.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

As of January 31, 2010, we had $1,044 in cash and $12,881 of liabilities. As of the date of this registration statement, the current funds available to the Company will not be sufficient to fund the expenses related to this offering, continue maintaining a reporting status. In the event the company is unable to raise sufficient funds to purchase the initial property, over the next twelve months the company will require capital to maintain its reporting status which management estimates to be $20,000.

The Company’s sole officer and director, Mr. du Plooy has indicated that he may be willing to provide a maximum of $20,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

In the offering scenarios presented in the Section titled “Use of Proceeds”, the Company feels that it will have sufficient funds to fund the expenses related to this offering however the Company may be unable to acquire a property that would optimize future net operating income. In the event that 25% of the shares are sold, for the next twelve months the Company plans to reduce its planned research of properties to $16,000, to purchase a property not exceeding $402,500 in cost and to scale renovations such that costs do not exceed $100,000. Accordingly, marketing expenses will be reduced to $12,000. In the event that 50% of the shares are sold, for the next twelve months the Company plans to reduce its planned research of properties to $26,000, to purchase a property not exceeding $815,000 in cost and to scale renovations such that costs do not exceed $225,000. Accordingly, marketing expenses will be reduced to $24,000. In the event that 75% of the shares are sold, the Company plans to reduce its planned research of properties to $36,000, to purchase a property not exceeding $1,226,100 in cost and to scale renovations such that costs do not exceed $351,200. Accordingly, marketing expenses will be reduced to $40,000 (see Use of Proceeds, page 20).

In the event that 100% of the shares are sold, for the next twelve months the Company believes it have sufficient funds. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial net operating income is anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

We do not anticipate researching any further properties nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

GENERAL INFORMATION ABOUT HOMEOWNUSA

On December 10, 2009, Mr. Pieter du Plooy, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of January 31. HOMEOWNUSA is a development-stage company. We are a self-advised real estate company that was organized to acquire, own and actively asset manage income-producing multi family apartment facilities.

Our business office is located at 112 North Curry Street Carson City, Nevada, 89703; our telephone number is (775)-321-8288 and our fax number is 1-775-245-0036. Our United States and registered statutory office is located at 112 North Curry Street Carson City, Nevada, 89703, telephone number (775)-882-1013

Our current address is that of State Agent and Transfer Syndicate, Inc. We do not have a specific suite number at this time but are able to utilize their staff for phone, phone fax and meeting rooms as required. The Company is using State Agent and Transfer Syndicate, Inc. as a transitional space until it has completed its offering. It is the company's intent to rent its own small office space in Nevada upon completion our offering. As the Company will use a third party independent accounting and auditing firm, we anticipate requiring a small executive office only
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The Company has not yet implemented its business model and to date has generated no revenues. Our bylaws became effective on December 10, 2009 and may be amended form time to time as the directors of the Company approve such amendments.

HOMEOWNUSA has no plans to change its planned business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

We do not currently have a policy that creates an obligation to report to shareholders if we alter our investment strategy nor have we made any revisions to our policy to do so. In the section titled “Available Information” we state “Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.  Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.”

Being subject to the reporting requirements of the Exchange Act obligates Mr. du Plooy, our sole officer and director to report certain activities on Form 8-K.

Investments in Real Estate or Interests in Real Estate

We plan to invest principally in multi family apartment facilities. At the completion of this offering we will identify one multi family apartment facility and a substantial portion of the net proceeds of this offering will not be committed to any other specific multi family apartment facility acquisition. Our management will identify and negotiate acquisition opportunities. We will target a facility that is undervalued in its geographical location. We will utilize the Income Capitalization Approach to valuate a facility and target a facility with low occupancy and therefore low net operating income. These target facilities will be distressed due to over-leveraged financing, mismanagement or the lack of liquidity in the financial markets. The first phase of our planned operations is to research properties. The result of this research would determine the location of the target property to be acquired.

We intend to make distributions to stockholders in order to meet the 90% distribution requirement as a REIT. Under some circumstances, however, it is possible that we may have insufficient operating funds to make such cash distributions. For example, in the event of the default or financial failure of one or more tenants See Risk Factors, page 8), we may be required to accrue rent for some period of time under federal income tax principles even though we would not currently be receiving the corresponding amounts of cash. In addition, we might be unable to deduct certain expenses at the time those expenses are incurred for tax purposes. In either case, our available cash for making distributions might be insufficient to satisfy the 90% distribution requirement. If our available cash is insufficient, we might raise cash to make the distributions by borrowing funds, by issuing new securities or by selling assets.

If we were unable to satisfy the 90% distribution requirement, we would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to our shareholders. If we fail to satisfy the 90% distribution requirement, as a result of an adjustment to our tax returns by the Internal Revenue Service, under certain circumstances, we may be able to rectify our failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after adjustment. This deficiency dividend will be included in our deductions for distributions paid for the taxable year affected by the adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.

There are no limitations on the amount or percentage of our total assets that may be invested in any one property. Additionally, no limits have been set on the concentration of investments in any one location.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

We do not expect to engage in any significant investment activities with other entities. We do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale.

Investment Policies and Policies With Respect to Certain Activities

Initially, we intend to renovate or refurbish our facilities. Renovate or refurbish means cosmetic refinishing for example, repainting interiors and exteriors, replacement and/or repair of floorings and replacement of window coverings etc. We do not intend to engage in significant development or redevelopment of our facilities for example, demolition and reconstruction of all or any part of the facility, construction of additional apartments at the facility etc. In the future, we may acquire facilities that require significant capital improvement beyond renovation or refurbishment. Capital improvement means repairs and upgrades to the facility like replacement of roof, replacement or resurfacing of parking facilities, replacement or HVAC systems etc. Although we do not have any current plans to conduct any development activities that require significant capital improvements, if we find opportunities in attractive markets with high barriers to entry and favorable pricing that may not have been available to the Company in the past, we may evaluate and pursue a very limited number of development opportunities.

We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

Investment in Real Estate Mortgages and Other Loans

While our initial acquisition will consist of multi family apartment facilities, we may, at the discretion of our sole officer and director, invest in real estate mortgages and other types of real estate interests consistent with our qualification as a REIT. We may consider acquiring outstanding mortgage loans secured by senior housing facilities, mezzanine loans secured by interest in entities that own multi family apartment facilities or similar real estate-related debt if we believe we can ultimately acquire ownership of the facility in the near term. Investments in real estate mortgages and other loans have risks, including the risk that one or more borrowers may default and the value of the collateral securing our loan may not be sufficient to enable us to recoup our full investment.

Financing Policies

Although our Articles and By-laws contain no limitations on the amount of debt we can incur, we expect to maintain a low-leverage capital structure. Generally, we do not expect to incur debt, pursuant to a revolving credit facility or otherwise, until we have invested substantially all of the net proceeds of this offering, other than assuming in-place mortgage debt in connection with a multi family apartment acquisition. In measuring our debt for purposes of our general debt limitation, we will utilize “net” debt, which is the principal amount of our consolidated indebtedness and the liquidation preference of any outstanding shares of stock less the amount of our cash.

Going forward, we will consider a number of factors when evaluating our level of indebtedness and making financial decisions, including, among others, the following:

•	the interest rate of the proposed financing;

•	the extent to which the financing impacts the flexibility with which we asset manage our properties;

•	prepayment penalties and restrictions on refinancing;

•	the purchase price of properties we acquire with debt financing;

•	our long-term objectives with respect to the financing;

•	the ability of particular properties, and our company as a whole, to generate cash flow sufficient to cover expected debt service payments;

•	overall level of consolidated indebtedness;

•	timing of debt maturities;

•	provisions that require recourse and cross-collateralization;

•	the overall ratio of fixed- and variable-rate debt.

Equity Capital and Other Policies

Subject to applicable law, our sole officer and director has the authority, without further stockholder approval, to issue additional authorized common stock including through the issuance of senior securities, or otherwise raise capital in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to additional shares issued in any offering, and any offering might cause a dilution of investment. We may in the future issue common stock in connection with acquisitions.

We may, under certain circumstances, purchase shares of common in the open market or in private transactions with our stockholders, if those purchases are approved by our sole officer and director. Our sole officer and director has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers. At all times, we intend to make investments in such a manner as to qualify as a REIT, unless our sole officer and director determines that it is no longer in our best interest to qualify as a REIT. We have not made any loans to third parties, although we may in the future make loans to third parties consistent with our intention to qualify as a REIT, including, without limitation, short-term debt to facility owners as a means of securing an important facility or portfolio. We intend to make investments in such a way that we will not be treated as an investment company under the Investment Company Act.

Reporting Policies

After this offering is deemed effective, we will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to these requirements, we will file annual, quarterly and current reports, proxy statements and other information, including audited financial statements, with the SEC. See “Available Information.”

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences to an investor in our common stock. This summary is based on current law. The tax consequences related to an investment in our common stock may vary depending on an investor’s particular situation and this discussion does not purport to discuss all aspects of taxation that may be relevant to a holder of our common stock in light of his or her personal investment or tax circumstances, or to holders of our common stock subject to special treatment under the U.S. federal income tax laws. Investors subject to special treatment include, without limitation, insurance companies, financial institutions, broker-dealers, tax-exempt organizations, investors holding common stock as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, foreign corporations or partnerships, and persons who are not citizens or residents of the United States. In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to you as a holder of our common stock.

The information in this summary is based on the Internal Revenue Code, current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, and court decisions, all as of the date of this prospectus. The administrative interpretations and practices of the IRS upon which this summary is based include its practices and policies as expressed in private letter rulings that are not binding on the IRS, except with respect to the taxpayers who requested and received such rulings. Future legislation, Treasury Regulations, administrative interpretations and practices, and court decisions may affect the tax consequences contained in this summary, possibly on a retroactive basis. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment, and the statements in this prospectus are not binding on the IRS or a court. Thus, we can provide no assurance that the tax consequences contained in this summary will not be challenged by the IRS or sustained by a court if challenged by the IRS.

We have obtained an opinion from Mr. Chang G Park, CPA, 2667 Camino Del Rio South Plaza B, San Diego California 92108-3707 an independent public auditor in relation to our qualification as a REIT.

You are urged to consult your tax advisor regarding the specific tax consequences to you of (1) the acquisition, ownership and sale or other disposition of our common stock, including the federal, state, local, foreign and other tax consequences; (2) our election to be taxed as a REIT for U.S. federal income tax purposes; and (3) potential changes in applicable tax laws.

Taxation of Our Company — General

To qualify as a REIT for U.S. federal income tax purposes and to maintain our qualification as a REIT in each taxable year thereafter the Company, amongst other things, will need to have 100 or more stockholders and not more than 50% of our stock can be owned by 5 or fewer individuals, as described in “— Requirements for Qualification as a REIT.” This treatment will permit us to deduct dividend distributions to our stockholders for U.S. federal income tax purposes, thus effectively eliminating the “double taxation” that generally results when a corporation earns income and distributes that income to its stockholders in the form of dividends.

We were formed in December 2009, our total assets consist of approximately $10,000 in cash, and we do not have any operating history. Accordingly, even a small amount of disqualifying income could cause us to fail the gross income tests described below in “— Income Tests.” We intend to use the proceeds of this offering to acquire assets that will generate qualifying income sufficient to satisfy the gross income tests described below in “— Income Tests,” and our qualification as a REIT for U.S. federal income tax purposes is based, among other things, on the assumption that we will acquire such assets and generate such qualifying income.

There can be no assurance that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances. If we were not to qualify as a REIT in any particular year, we would be subject to U.S. federal income tax as a regular, domestic corporation, and our stockholders would be subject to tax in the same manner as stockholders of such corporation. In this event, we could be subject to potentially substantial income tax liability in respect of each taxable year that we fail to qualify as a REIT, and the amount of earnings and cash available for distribution to our stockholders could be significantly reduced or eliminated.

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference, if any.

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If we have (1) net income from the sale or other disposition of foreclosure property which is held primarily for sale to customers in the ordinary course of business or (2) other non qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

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We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business. Further, we will be required to pay a 100% tax in respect of amounts that are treated by us as rents from real property but are properly allocable or attributable under the Internal Revenue Code to services rendered by a taxable REIT subsidiary (see below) as well as deductible expense items paid to us by our taxable REIT subsidiary in excess of amounts that would be paid by an unrelated third party.

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If we fail to satisfy the 75% or 95% gross income tests, as described below, but have otherwise maintained our qualification as a REIT, we will be required to pay a 100% tax on an amount based upon the magnitude of the failure, intended to reflect our profitability.

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If we fail to meet the requirements of any asset test for a particular quarter by more than the de minimis amount, as described below, we may be required to pay a tax equal to the greater of (1) $50,000 or (2) the amount determined under Treasury Regulations by multiplying the net income generated by the assets that caused the failure by the highest corporate tax rate.

•
If we fail to satisfy any of the REIT qualification requirements except the gross income and asset tests, as described below, we may be required to pay a tax of $50,000 for each such failure in order to maintain our REIT status.

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We will be required to pay a 4% excise tax on the amount by which our annual distributions to our stockholders is less than the sum of (1) 85% of our ordinary income for the year; (2) 95% of our REIT capital gain net income for the year; and (3) any undistributed taxable income from prior periods.

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If we acquire an asset from a corporation that is not a REIT in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the transferor corporation, and we subsequently sell the asset at a gain within 10 years, then we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent (a) the fair market value of the asset exceeds (b) our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that we will elect this treatment in lieu of an immediate tax when the asset is acquired.

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With respect to an equity interest in either a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit (REMIC), the ownership of which is attributed to us, we will pay tax at the highest corporate rate on the amount of any excess inclusion income for the taxable year allocable to the percentage of our shares that are held by specified tax exempt organizations that are not subject to the tax on unrelated business taxable income.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	That is managed by one or more trustees or directors;

(2)	That issues transferable shares or transferable certificates of beneficial ownership to its owners;

(3)	That would be taxable as a regular corporation, but for its election to be taxed as a REIT;

(4)	That is not a financial institution or an insurance company under the Internal Revenue Code;

(5)	That is owned by 100 or more persons;

(6)
Not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to also include some entities) during the last half of each year; and

(7)	That meets other tests, described below, regarding the nature of its income and assets, and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire year and that condition (5) must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), tax-exempt entities are generally treated as individuals, subject to a “look-through” exception for pension funds. As of the date of this prospectus, we do not satisfy conditions (5) and (6).

Our Articles and By-laws do not provide for restrictions regarding ownership and transfer of our stock. Restrictions regarding ownership will be required are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT would terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to determine the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we would not be disqualified as a REIT.

In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. Our current year end is January 31 and upon the completion of this offering we intend to change our year end in order to qualify as a REIT.

Ownership of a Partnership Interest

Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership, and we will be deemed to be entitled to our proportionate share of the gross income of the partnership in both cases determined by our percentage interest in partnership capital. The character of the assets and gross income of the partnership generally retains the same character in our hands for purposes of satisfying the gross income and asset tests.

Income Tests

We must meet two annual gross income requirements to qualify as a REIT. First, each year we must derive, directly or indirectly, at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including rents from real property and mortgage interest, or from specified temporary investments. Second, each year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from investments meeting the 75% test described above, or from dividends, interest and gain from the sale or disposition of stock or securities that do not constitute property held primarily for sale in the ordinary course of business. This test permits us to earn a significant portion of our income from traditional “passive” investment sources that are not necessarily real estate-related. For these purposes, the term interest generally does not include any interest of which the amount received depends on the income or profits of any person. An amount will generally not be excluded from the term interest, however, if such amount is based on a fixed percentage of gross receipts or sales. As a result of the 75% and 95% gross income tests, we generally are not permitted to earn more than 5% of our gross income from active sources, including brokerage commissions or other fees for services rendered. From time to time, we may receive this type of income. This type of income will not qualify for the 75% gross income test or the 95% gross income test, but is not expected to be significant and that income, together with other non qualifying income, is expected to be at all times less than 5% of our annual gross income. While it is not anticipated that we will earn substantial amounts of non qualifying income, if non qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. We may use one or more taxable REIT subsidiaries to engage in transactions that produce non qualifying income. The gross income generated by these subsidiaries would not be included in our gross income. However, dividends we receive from these subsidiaries would be included in our gross income and qualify for the 95% gross income test.

Any amount includable in gross income by us with respect to a regular or residual interest in a real estate mortgage investment conduit is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a real estate mortgage investment conduit consist of real estate assets, we will be treated as receiving directly our proportionate share of the income of the real estate mortgage investment conduit, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date we purchased the mortgage loan, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause us to recognize income that is not qualifying income for purposes of the 75% gross income test.

In general, and subject to the exceptions in the preceding paragraph, the interest, original issue discount, and market discount income that we derive from investments in mortgage loans and mortgage-backed securities will be qualifying interest income for purposes of both the 75% and the 95% gross income tests. It is possible, however, that interest income from a mortgage loan may be based in part on the borrower’s profits or net income, which would generally disqualify such interest income for purposes of both the 75% and the 95% gross income tests.

We may employ, to the extent consistent with the REIT provisions of the Internal Revenue Code, forms of securitization of our assets under which a sale of an interest in a mortgage loan occurs, and a resulting gain or loss is recorded on our balance sheet for accounting purposes at the time of sale. In a sale securitization, only the net retained interest in the securitized mortgage loans would remain on our balance sheet. Based on the REIT provisions of the Internal Revenue Code, we expect to conduct such sale securitizations through one or more taxable REIT subsidiaries formed for such purpose. To the extent consistent with the REIT provisions of the Internal Revenue Code, such entities could elect to be taxed as real estate mortgage investment conduits.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any year, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief if:

•	Our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect; and

•	We file a schedule for the year in accordance with Treasury Regulations describing our items of gross income.

It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. If these relief provisions did not apply to a particular set of circumstances, we would not qualify as a REIT. Even if these relief provisions were to apply, and we retained our status as a REIT, a tax would be imposed with respect to our income that did not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodically monitoring our income.

Foreclosure Property

Net income realized by us from foreclosure property is generally subject to tax at the maximum federal corporate tax rate. Foreclosure property includes real property and related personal property (1) that is acquired by us through foreclosure following a default on a loan secured by the property or on a lease of the property and (2) for which we make an election to treat the property as foreclosure property. We will not be able to treat any real property (or related personal property) as foreclosure property if at the time we made or entered into the loan or lease, we had an intent to foreclose or evict or knew or had reason to know that a default would occur.

Prohibited Transaction Income

Any net income realized by us from prohibited transactions is subject to a 100% tax. In general prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We could be subject to the 100% tax on prohibited transactions if we sell or securitize our loans in a manner that is treated as a sale of loans for U.S. federal income tax purposes. Although the Internal Revenue Code and the Treasury Regulations provide standards which, if met, would not result in prohibited transaction income, we may not be able to meet these standards in all circumstances.

Asset Tests

At the close of each quarter of each year, we also must satisfy four tests relating to our assets.

First, at least 75% of the value of our total assets must be real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include real estate mortgages, real property, interests in other REITs and certain stock or debt instruments held for one year or less that are purchased with the proceeds of a stock offering or a long-term public debt offering.

Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class.

Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we hold may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total voting power or more than 10% of the value of the outstanding securities of any issuer which is not a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary.

Finally, no more than 25% of the value of a REIT’s total assets may be represented by securities of one or more taxable REIT subsidiaries.

If we fail to meet the requirements of the 5% and 10% asset tests described above for a particular quarter, we will not lose our status as a REIT if the failure is due to ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of our assets at the end of the quarter, or (2) $10,000,000. In either case, we must either (1) dispose of the assets within six months after the last day of the quarter in which the failure is identified (or a different period of time prescribed by the IRS), or (2) otherwise satisfy these tests within the relevant time period.

If we fail to meet the requirements of any asset test for a particular quarter by more than the de minimis amount described in the immediately preceding paragraph, we will not lose our status as a REIT if (1) after we identify the failure to satisfy the asset tests for a quarter, we file a schedule for the quarter in accordance with Treasury Regulations describing each asset that caused the failure (2) the failure was due to reasonable cause and not willful neglect, (3) we dispose of the assets described on the schedule within six months of the last day of the quarter in which we identified the failure or within some other time period prescribed by IRS or we otherwise satisfy the asset tests within the relevant time period, and (4) we pay a tax equal to the greater of (a) $50,000 or (b) the amount determined (pursuant to Treasury Regulations) by multiplying the net income generated by the assets in the schedule that caused the failure by the highest corporate tax rate.

We will monitor the status of the assets that we acquire for purposes of the various asset tests and we will manage our portfolio in order to comply with such tests.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of (1) 90% of our REIT taxable income and (2) 90% of our after tax net income, if any, from foreclosure property, minus (3) the sum of certain items of non cash income. In general, REIT taxable income means taxable ordinary income without regard to the dividends paid deduction. In addition, if we dispose of any asset within 10 years of acquiring it from a taxable C corporation in a tax free reorganization or any other similar carry-over basis transaction, we may be required, under Treasury Regulations not yet promulgated, to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

In order to satisfy the requirement that we distribute at least 90% of our REIT taxable income attributable to a particular taxable year in the form of dividends, we will use the following methods of distribution: (1) making regular dividends during the taxable year; (2) paying dividends that relate to the particular taxable year by January 31 of the following taxable year, provided we declare the dividends in the fourth quarter of the particular taxable year; and (3) paying dividends that relate to the particular taxable year on or before the first regular dividend after our declaration of such dividends, provided that we declare the dividend prior to the date that our tax return is due for the particular taxable year. The dividends paid under the third method are taxable in the year in which paid, even though these distributions relate to our prior year for purposes of our 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to tax at regular federal corporate tax rates.

From time to time we may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between the actual receipt of cash and payment of expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the REIT distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings, or pay dividends in the form of taxable stock dividends.

Under certain circumstances, we may be able to rectify a failure to meet a distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends. In addition, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute each year at least the sum of 85% of our ordinary income for the year, 95% of our capital gain income for the year, and any undistributed taxable income from prior periods.

Record Keeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. This requirement is designed to disclose the actual ownership of our outstanding stock.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code described above do not apply, we will be subject to U.S. federal income tax, including any applicable alternative minimum tax, and possibly increased state and local taxes, on our taxable income at regular corporate rates. Such taxation will reduce the cash available for distribution by us to our stockholders. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders.

Capital Gain Distributions

Distributions designated as net capital gain dividends will be taxable to our United States stockholders as capital gain income to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a United States stockholder has held his shares. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

Retention of Net Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we make this election, we would pay tax on such retained capital gains. In such a case, our stockholders would generally:

•	Include their proportionate share of our undistributed net capital gains in their taxable income;

•	Receive a credit for their proportionate share of the tax paid by us; and

•	Increase the adjusted basis of their stock by the difference between the amount of their capital gain and their share of the tax paid by us.

Passive Activity Losses and Investment Interest Limitations

Distributions we make, and gain arising from the sale or exchange by a United States stockholder of our shares, will not be treated as passive activity income. As a result, United States stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Stock

If you are a United States stockholder and you sell or dispose of your shares of stock, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of stock. This gain or loss will be capital gain or loss if you have held the stock as a capital asset, and will be long-term capital gain or loss if you have held the stock for more than one year. In general, if you are a United States stockholder and you recognize loss upon the sale or other disposition of stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.

Generally, the redemption of shares by us will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in us. A redemption of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under Section 302 of the Internal Revenue Code unless the redemption (1) results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code, (2) is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code, or (3) is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code. Under Section 302(b)(2) of the Internal Revenue Code a redemption is considered “substantially disproportionate” if the percentage of the voting stock of a corporation owned by a stockholder immediately after the redemption is less than 80% of the percentage of the voting stock owned by that stockholder immediately before the redemption.

In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in us. The Internal Revenue Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the redemption is not treated as a dividend, the redemption of the shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. This gain or loss would be capital gain or loss if the shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Newly enacted legislation requires certain United States stockholders who are individuals, estates or trusts to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. United States stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of shares of our stock.

Backup Withholding and Information Reporting

We report to our United States stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A United States stockholder, that does not provide us with the correct taxpayer identification number or social security number, may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status.

Taxation of Tax-Exempt Stockholders

The IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder has not held its shares as debt financed property within the meaning of the Internal Revenue Code and the shares are not otherwise used in a unrelated trade or business, dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt stockholder. Generally, debt financed property is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these set aside and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a pension-held REIT may be treated as unrelated business taxable income as to any pension trust which:

•	Is described in Section 401(a) of the Internal Revenue Code;

•	Is tax-exempt under Section 501(a) of the Internal Revenue Code; and

•	Holds more than 10%, by value, of the equity interests in the REIT.

Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as “qualified trusts.”

A REIT is a pension held REIT if:

•
It would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by a qualified trust shall be treated, for purposes of the 5/50 rule, as owned by the beneficiaries of the trust, rather than by the trust itself; and

•
Either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:

•
The gross income from the unrelated business earned by the REIT, less direct expenses relating to this gross income, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

•	The total gross income of the REIT less direct expenses relating to this gross income.

•
A de minimis exception applies where the percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our articles of incorporation, we do not expect to be classified as a pension-held REIT but there can be no assurance that this will always be the case.

Taxation of Non-United States Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (non-United States stockholders) are complex and no attempt will be made herein to provide more than a summary of such rules.

Prospective non-United States stockholders should consult their tax advisors to determine the impact of foreign, federal, state and local tax laws with regard to an investment in our common stock and of our election to be taxed as a REIT including any reporting requirements.

Distributions to non-United States stockholders that are not attributable to gain from sales or exchanges by us of United States real property interests and are not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in our stock is treated as effectively connected with the non-United States stockholder’s conduct of a United States trade or business, the non-United States stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as United States stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a non-United States stockholder that is a corporation). We expect to withhold United States income tax at the rate of 30% on the gross amount of any distributions made to a non-United States stockholder unless (1) a lower treaty rate applies and any required form, such as Form W-8BEN, evidencing eligibility for that reduced rate is filed by the non-United States stockholder with us or (2) the non-United States stockholder files a Form W-8ECI with us claiming that the distribution is effectively connected income.

Any portion of the distributions paid to non-United States stockholders that is treated as excess inclusion income from a real estate mortgage investment conduit will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, if Treasury Regulations are issued allocating our excess inclusion income from non-real estate mortgage investment conduits among our stockholders, some percentage of our distributions would not be eligible for exemption from the 30% withholding tax or a reduced treaty withholding tax rate in the hands of non-United States stockholders.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-United States stockholder’s stock, such distributions will give rise to tax liability if the non-United States stockholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. We are also required to withhold 10% of any distribution in excess of our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of a United States real property interest, which includes certain interests in real property, but generally does not include mortgage loans or mortgage-backed securities, will be taxed to a non-United States stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a non-United States stockholder as if such gain were effectively connected with a United States business. Non-United States stockholders thus would be taxed at the normal capital gain rates applicable to United States stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-United States corporate stockholder. We are required to withhold 35% of any distribution that is or can be designated by us as a United States real property capital gains dividend. The amount withheld is creditable against the non-United States stockholder’s FIRPTA tax liability.

Gain recognized by a non-United States stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a domestically controlled REIT, which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-United States persons. No assurance can be given that we are or will remain a domestically controlled REIT.

Gain not subject to FIRPTA will be taxable to a non-United States stockholder if (1) the non-United States stockholder’s investment in the stock is effectively connected with a United States trade or business, in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to such gain or (2) the non-United States stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains. If the gain on the sale of the stock were to be subject to taxation under FIRPTA, the non-United States stockholder would be subject to the same treatment as United States stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-United States corporations). A similar rule will apply to capital gain dividends to which FIRPTA does not apply.

Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to United States stockholders who own shares of our stock through foreign accounts or foreign intermediaries and certain Non-United States stockholders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, shares of our stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. There is an exception for certain amounts that are treated as effectively connected with a United States trade or business, such as gain from the disposition of a United States real property interest. If the payee is a foreign financial institution, it generally must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation applies to payments made after December 31, 2012. Prospective investors should consult their tax advisors regarding this legislation.

Withholding Tax and Information Reporting on Disposition of REIT Stock

The payment of proceeds from the disposition of common stock to or through a United States office of a broker will be subject to information reporting and backup withholding, unless the beneficial owner furnishes to the broker the appropriate documentation upon which the beneficial owner certifies, under penalties of perjury, among other things, its status as a non-United States stockholder or otherwise establishes an exemption and provided the broker does not have actual knowledge or reason to know that the beneficial owner is a United States stockholder.

The payment of proceeds from the disposition of common stock to or through a non-United States office of a broker generally will not be subject to backup withholding and information reporting, except as noted below.

In the case of proceeds from a disposition of common stock paid to or through a non-United States office of a broker that is:

•	A United States person;

•	A controlled foreign corporation for U.S. federal income tax purposes; or

•	A foreign person 50% or more of whose gross income from a specified period is effectively connected with a United States trade or business; then information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its files that the owner is a non-United States stockholder and other conditions are satisfied, or the beneficial owner otherwise establishes an exemption, and the broker has no actual knowledge to the contrary.

The sale of common stock outside of the United States through a non-United States broker will also be subject to information reporting if the broker is a foreign partnership and at any time during its tax year:

•
One or more of its partners are United States persons, as defined for U.S. federal income tax purposes, who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

•	The foreign partnership is engaged in a United States trade or business.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-United States stockholder can be refunded or credited against the non-United States stockholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Each prospective holder of common stock should consult that holder’s own tax adviser with respect to the information and backup withholding requirements.

Possible Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the United States Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect us and our investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to us or our investors will be changed.

State, Local and Foreign Taxation

We may be required to pay state, local and foreign taxes in various states, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various states, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. In addition, your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. You should consult your tax advisor regarding the effect of state, local and foreign tax laws on an investment in our common stock.

MARKET PRICE OF AND DIVIDENDS OF HOMEOWNUSA COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of HOMEOWNUSA and it is not presently traded on any market or securities exchange. 5,000,000 shares of common stock are being offered for sale by the Company to the public and the securities being registered by this offering may be illiquid because these securities are not listed on any exchange nor are these securities quoted on the OTC Bulletin Board.  A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained.

“The table below sets forth the holders of the Company’s common stock.

Title of Class	Beneficial Owner	Number of Shares	% Ownership
Common Stock	Pieter du Plooy 173 Haldon Road Universitas, BLOEMFONTEIN SOUTH AFRICA, 9321	10,000,000	100%

The company has not declared any amount of cash dividends as of the date of this offering.

From inception through the date of this offering there are no securities authorized for issuance under equity compensation plans.”

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	-

DESCRIPTION OF SECURITIES

The following is a summary of the material terms of our capital stock. Copies of our Articles and By-laws are filed as exhibits to the registration statement of which this prospectus is a part. See “Available Information.”

GENERAL

Our articles provide that we may issue up to 75,000,000 shares of common stock, $0.001 par value per share. We issued 10,000,000 shares of common stock in connection with our initial capitalization. Upon completion of this offering, we intend to redeem a portion of these shares in order to qualify as a REIT (see Plan of Operations, page 20).

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 66.67% of our outstanding shares.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, HOMEOWNUSA will act as its own transfer agent.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our board of directors believes it is at present essential for us to qualify as a REIT. Our articles and by-laws contain no restrictions on the number of our shares of stock that a person may own. Upon completion of this offering, the Company intends to modify our articles and by-laws to provide that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Pieter du Plooy	49	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

From April 2002 until the sale of his business in August 2010, Mr. du Plooy was the owner/operator of Yonri Trust, doing business as “All a Minimum”, a retail manufacturer and contract installer of aluminium products.  All a Minimum specialized in manufacturing doorframes, windows frames, showers and installation into residential and commercial properties.

Given Mr du Plooy’s success in the retail and construction industry since 2002, the Company believes that Mr. du Plooy’s background experience and success as an entrepreneur make him well suited to serve as our sole officer and director of Homeownusa, a development stage company.

The Company believes that Mr. du Plooy’s background experience and success as an entrepreneur make him well suited to serve as our sole officer and director.

Conflicts of Interest

“Except as provided for in Article XI of the Company By-laws, no officer, director or security holder of the company may be involved in pecuniary interest in any investment acquired or disposed of by the registrant or in any transaction to witch the registrant or any of its subsidiaries is party or has an interest.

None of the directors, officers, security holders or affiliates of the registrant may engage for there own account business activities of the types conducted by the registrant and its subsidiaries.”

At the present time, the company does not foresee any direct conflict between Mr. du Plooy’s other business interests and his involvement in HOMEOWNUSA.

EXECUTIVE COMPENSATION

HOMEOWNUSA has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception through January 31, 2010.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Pieter du Plooy President	2009	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0

We did not pay any salaries in 2009 and 2010. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of January 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Pieter du Plooy	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. HOMEOWNUSA may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (December 10, 2009) through January 31, 2011.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Pieter du Plooy	0	0	0	0	0	0	0

At this time, HOMEOWNUSA has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold [2]	Percentage of Ownership Assuming 75% of the Shares are Sold [2]	Percentage of Ownership Assuming 50% of the Shares are Sold [2]	Percentage of Ownership Assuming 25% of the Shares are Sold [2]

Common Stock	Pieter du Plooy 173 Haldon Road Universitas, BLOEMFONTEIN SOUTH AFRICA, 9321	10,000,000	100%	67%	73%	80%	89%

	All Officers and Directors as a Group (1 person)	10,000,000	100%	67%	73%	80%	89%

[1]
The person named above is a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. du Plooy is the only “promoter” of our company.

[2]
In order to qualify as a REIT, the Company and Mr. du Plooy have agreed to enter into a share redemption agreement whereby the Company will redeem a number of shares from Mr. du Plooy for consideration of $1.00. Upon the closing of this offering, a calculation of the number of shares the Company will redeem will be made so that Mr. du Plooy owns 9.9% of the shares issued and outstanding.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he may continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock. In order to qualify as a REIT, the Company and Mr. du ploy intend to enter into a share redemption agreement whereby the Company will redeem a number of shares from Mr. du Plooy for consideration of $1.00 (see Use of Proceeds, page 20).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 10, 2009, we issued a total of 10,000,000 shares of common stock to Mr. Pieter du Plooy, our sole officer and director, for total cash consideration of $10,000. The Company considered these securities as “Founders” shares. Mr. du Plooy purchased his shares at par value being $0.001 per share, considerably lower than the $0.50 cents per share in this offering. This offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b) (3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

Limitation of Liability

Our Articles and By-laws provide that officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

Furthermore, our sole officer and director may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above.

We may purchase and maintain insurance to indemnify such parties against the liability assumed by them in accordance with our Articles and By-laws. Such indemnification is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by our company or others, with respect to claims, issues or matters in relation to which our company would not have obligation or right to indemnify such person under the provisions of our Articles and By-laws.

Selection, Management and Custody of Registrant’s Investments

Our sole officer and director will provide investment advisement services to the Company and will have complete discretion to manage and control our business and to make all decisions affecting its planned assets. This authority generally includes, among other things, the authority to:

•	operate our business;
•	improve, renovate and perform construction activities with regard to the properties to be acquired;
•	procure and maintain insurance;
•	negotiate, execute and deliver agreements on behalf of and in the name of the Company;
•	borrow money on a secured or unsecured basis;
•	coordinate all accounting and clerical functions of the Company;
•	acquire any assets, and encumber, sell, assign, transfer, or otherwise dispose of any or all of the assets of the Company

Our sole officer and director will not receive additional compensation directly or indirectly for providing such services.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

HOMEOWNUSA
(A Development Stage Company)

Financial Statements

January 31, 2010

(Report of Independent Registered Public Accounting Firm)

Chang G. Park, CPA, Ph. D.
t 2667 CAMINO DEL RIO S. PLAZA B t SAN DIEGO t CALIFORNIA 92108-3707t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480
t E-MAIL changgpark@gmail.comt

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

HOMEOWNUSA

We have audited the accompanying balance sheet of HOMEOWNUSA (A Development Stage Company, the “Company”) as of January 31, 2010 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from December 10, 2009 (inception) through January 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HOMEOWNUSA as of January 31, 2010 and the result of its operations and its cash flows for the period from December 10, 2009 (inception) through January 31, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chang Park
CHANG G. PARK, CPA

August 25, 2010
San Diego, CA. 92108

HOMEOWNUSA
(A Development Stage Company)
Balance Sheet

As of January 31, 2010
2010

Assets
Current assets
Cash	$9,990

Total Assets	$9,990

Liabilities and Shareholders’ Equity

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$5,500

Total Liabilities	5,500

Shareholders’ Equity
Common stocks, 75,000,000 shares authorized at $0.001 par value, 10,000,000 shares issued and outstanding as of January 31, 2010	10,000

Deficit accumulated during development stage	(5,510)

Total Shareholders’ Equity	4,490

Total Liabilities and Shareholders’ Equity	$9,990

The accompanying notes are an integral part of these financial statements.

HOMEOWNUSA
(A Development Stage Company)
Statement of Operations

From December 10, 2009 (Inception) to January 31, 2010

Revenue:
Revenue	$-
Total Revenue	-

Expenses:
General expense	(10)
Professional fee	(5,500)
Total expenses	(5,510)

Net loss before income taxes	(5,510)

Income tax expense	-

Net Loss	$(5,510)

Basic and Diluted Earnings (Loss) per Common Share	(0.00)
Weighted Average Number of Common Shares	10,000,000

The accompanying notes are an integral part of these financial statements.

HOMEOWNUSA
(A Development Stage Company)
Statement of Changes in Shareholders’ Equity
For the period from December 10, 2009 (date of inception) to January 31, 2010

	Common stock		Accumulated deficit during the
	Number of shares	Amount	development stage	Total

Common stock issued at inception December 10, 2009	10,000,000	$10,000	$-	$10,000

Net loss for the period from inception December 10, 2009 to January 31, 2010	-	-	(5,510)	(5,510)

Balance at January 31, 2010	10,000,000	$10,000	$(5,510)	$4,490

The accompanying notes are an integral part of these financial statements.

HOMEOWNUSA
(A Development Stage Company)
Statement of Cash Flows

From December 10, 2009 (Inception) to January 31, 2010

Cash flows from operating activities
Net loss	$(5,510)
Adjustments for:
Increase in accounts payable and accrued liabilities	5,500

Net cash used by operating activities	(10)

Cash flows from investing activities	-

Cash flows from financing activities
Proceeds from issuance of common stocks	10,000

Net cash from financing activities	10,000

Net increase in cash and cash equivalents	10,000
Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$9,990

Supplementary information:
Interest	$-
Taxes	$-

The accompanying notes are an integral part of these financial statements.

HOMEOWNUSA
(A Development Stage Company)
Notes to the Financial Statements

January 31, 2010

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Homeownusa (the “Company”) was incorporated on December 10, 2009 in the State of Nevada and established a fiscal year end of January 31.  The Company is a development stage company organized to enter into the home equity lease/rent to own business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.  The Company’s fiscal year end is January 31.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The provision of income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where the differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Earnings (loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Development Stage Company

The Company is a development stage company, as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915.  The Company’s planned principal operations have not fully commenced.  Organizational and offering costs are, and will be, expensed as and when they are incurred.

Management plans to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 3- GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does have $9,990 cash, nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company has a deficit accumulated since inception (December 10, 2009) through January 31, 2010,of ($5,510).The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares. As of January 31, 2010, the Company had issued 10,000,000 Founder’s shares sold at $0.001 per share. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4 – CAPITAL STOCK

The Company’s authorized shares are 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of January 31, 2010, the Company has not granted any stock options and has not recorded any stock-based compensation.

On December 10, 2009, a director of the Company issued 10,000,000 shares of the common stock in cash at $0.001 per share for $10,000.

NOTE 5 – INCOME TAXES

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results  from  the net  change  during  the  year of  deferred  tax  assets  and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

NOTE 5 – INCOME TAXES, CONTINUED

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

NOTE 6 - THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

FASB ASC 105-10, Generally Accepted Accounting Principles (Prior authoritative literature: FASB SFAS No. 165, Subsequent Events (“SFAS 165”), issued May 28, 2009), which establishes general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  FASB ASC 105-10 (SFAS 165) is effective for interim or annual financial periods ending after June 15, 2009.  The adoption of FASB ASC 105-10 (SFAS 165) did not have a material effect on the company’s financial position or results of operations.  The Company evaluates subsequent events through the date the accompanying financial statements were issued, which was March 22, 2010.

FASB ASC 105-10-65, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (Prior authoritative literature: FASB SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168”), issued June 2009), establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of FASB ASC 105-10-65 (SFAS 168) did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 (Subsequent Events).  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

NOTE 7 - - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through August 25, 2010, which the date of available issuance of the financial statements.  During this period, the Company did not have any material recognizable subsequent events.

Chang G. Park, CPA, Ph. D. t 2667 CAMINO DEL RIO S. PLAZA B t SAN DIEGO t CALIFORNIA 92108-3707t t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480 t E-MAIL changgpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

HOMEOWNUSA

We have audited the accompanying balance sheet of HOMEOWNUSA (A Development Stage Company, the “Company”) as of January 31, 2011 and 2010 and the related statements of operations, changes in shareholders’ equity and cash flows for the years ended January 31, 2011 and 2010, and for the period from December 10, 2009 (inception) through January 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HOMEOWNUSA as of January 31, 2011 and 2010, and the result of its operations, changes in shareholders’ equity and its cash flows for the years then ended, and for the period from December 10, 2009 (inception) through January 31, 2011 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chang Park
CHANG G. PARK, CPA

March 22, 2011
San Diego, CA. 92108

HOMEWOWNUSA

(A Development Stage Company)

FINANCIAL STATEMENTS

January 31, 2011

Audited

BALANCE SHEETS	57

STATEMENTS OF OPERATIONS	58

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)	59

STATEMENTS OF CASH FLOWS	60

HOMEWOWNUSA
(A Development Stage Company)

 BALANCE SHEETS
Audited

	January 31, 2011	January 31, 2010

ASSETS

CURRENT ASSETS
Cash	$1,044	$9,900
TOTAL ASSETS	$1,044	$9,900

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$10,881	$5,500
Loans from Related Party	2,000	-
TOTAL CURRENT LIABILITIES	$12,881	$5,500

STOCKHOLDER'S EQUITY ( DEFICIT )
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of shares	$10,000	$10,000
Deficit accumulated during the development stage	(21,837)	(5,510)
TOTAL STOCKHOLDER'S EQUITY/(DEFICIT)	$(11,837)	$4,490
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY/(DEFICIT)	$1,044	$9,990

The accompanying notes are an integral part of these financial statements

HOMEWOWNUSA
(A Development Stage Company)

STATEMENTS OF OPERATIONS
Audited

			Cumulative results
			from inception
	Year ended	From inception (December 10, 2009)	(December 10, 2009) to
	January 31, 2011	To January 31, 2010	January 31, 2011
REVENUE

Revenues	$-	$-	$-
Total Revenues	$-	$-	$-

EXPENSES

Office and general	$2,077	$10	$2,087
Professional Fees	14,250	5,500	19,750
Total Expenses	$16,327	$5,510	$21,837

NET LOSS	$(16,327)	$(5,510)	$(21,837)

BASIC AND DILUTED LOSS PER COMMON SHARE	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements

HOMEWOWNUSA
(A Development Stage Company)

 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception (December 10, 2009) to January 31, 2011
Audited

					Deficit
					accumulated
	Common Stock		Additional	Share	during the
	Number of		Paid-in	Subscriptions	development
	shares	Amount	Capital	Receivable	stage	Total
Balance at inception - December 10, 2009	10,000,000	$10,000	$-	$-	$-	$10,000

Net loss for the period from inception
to January 31, 2010					(5,510)	(5,510)

Balance, January 31, 2010	10,000,000	$10,000	$-	$-	$(5,510)	$4,490

Net loss for the period ended
January 31, 2011	-	-	-	-	(16,327)	(16,327)

Balance, January 31, 2011	10,000,000	$10,000	$-	$-	$(21,837)	$(11,837)

The accompanying notes are an integral part of these financial statements

HOMEWOWNUSA
(A Development Stage Company)

 STATEMENTS OF CASH FLOWS
Audited

	Year	From inception	December 10, 2009
	ended	(December 10, 2009)	(date of inception) to
	January 31, 2011	To January 31, 2010	January 31, 2011

OPERATING ACTIVITIES
Net loss	$(16,327)	$(5,510)	$(21,837)
Adjustment to reconcile net loss to net cash
used in operating activities
Increase (decrease) in accrued expenses	$5,381	$5,500	$10,881

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(10,946)	$(10)	$(10,956)

FINANCING ACTIVITIES
Proceeds from sale of common stock	-	10,000	10,000
Loan from related party	2,000	-	2,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	$2,000	$10,000	$12,000

NET INCREASE ( DECREASE) IN CASH	$(8,946)	$9,990	$1,044

CASH, BEGINNING OF PERIOD	$9,990	$-	$-

CASH, END OF PERIOD	$1,044	$9,990	$1,044

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-	$-

Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

HOMEWOWNUSA
(A Development Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
January 31, 2011

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on December 10, 2009 and established a fiscal year end of January 31. The company is a development-stage Company organized to enter into the home equity lease/rent to own business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The provision of income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where the differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Net Loss per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

HOMEWOWNUSA
(A Development Stage Company)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
January 31, 2011

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

Development Stage Company

The Company is a development stage company, as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915.  The Company’s planned principal operations have not fully commenced.  Organizational and offering costs are, and will be, expensed as and when they are incurred.

Management plans to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $11,837, an accumulated deficit of $21,837 and net loss from operations since inception of $21,837. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

As of January 31, 2011, the Company had issued 10,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $10,000.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

HOMEWOWNUSA
(A Development Stage Company)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
January 31, 2011

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

As of January 31, 2011, the Company has not granted any stock options and has not recorded any stock-based compensation.

On December 10, 2009, a director of the Company issued 10,000,000 shares of the common stock in cash at $0.001 per share for $10,000.

NOTE 5 – LOAN PAYABLE – RELATED PARTY LOANS

The Company has received $2,000 as a loan from a related party. The loan is payable on demand and without interest.

NOTE 6 – INCOME TAXES

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results  from  the net  change  during  the  year of  deferred  tax  assets  and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

NOTE 7 - THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

FASB ASC 105-10, Generally Accepted Accounting Principles (Prior authoritative literature: FASB SFAS No. 165, Subsequent Events (“SFAS 165”), issued May 28, 2009), which establishes general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  FASB ASC 105-10 (SFAS 165) is effective for interim or annual financial periods ending after June 15, 2009.  The adoption of FASB ASC 105-10 (SFAS 165) did not have a material effect on the company’s financial position or results of operations.  The Company evaluates subsequent events through the date the accompanying financial statements were issued, which was March 22, 2010.

FASB ASC 105-10-65, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (Prior authoritative literature: FASB SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168”), issued June 2009), establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of FASB ASC 105-10-65 (SFAS 168) did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 (Subsequent Events).  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through March 22, 2011, the date the financial statements were available to be issued, and has determined that there are no further events to disclose.

HOMEWOWNUSA
(A Development Stage Company)

FINANCIAL STATEMENTS

April 30, 2011

Unaudited

HOMEWOWNUSA
(A Development Stage Company)

BALANCE SHEETS

	April 30, 2011	January 31, 2011
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash	$486	$1,044
TOTAL ASSETS	$486	$1,044

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$9,500	$10,881
Loans from Related Party	9,000	2,000
TOTAL CURRENT LIABILITIES	$18,500	$12,881

STOCKHOLDER'S EQUITY ( DEFICIT )
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of shares	$10,000	$10,000
Deficit accumulated during the development stage	(28,014)	(21,837)
TOTAL STOCKHOLDER'S EQUITY/(DEFICIT)	$(18,014)	$(11,837)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY/(DEFICIT)	$486	$1,044

The accompanying notes are an integral part of these financial statements

HOMEWOWNUSA
(A Development Stage Company)

STATEMENTS OF OPERATIONS
Unaudited

			Cumulative results
	Three months	Three months	from inception
	ended	ended	(December 10, 2009) to
	April 30, 2011	April 30, 2010	April 30, 2011
REVENUE

Revenues	$-	$-	$-
Total Revenues	$-	$-	$-

EXPENSES

Office and general	$677	$-	$2,764
Professional Fees	5,500	3,500	25,250
Total Expenses	$6,177	$3,500	$28,014

NET LOSS	$(6,177)	$(3,500)	$(28,014)

BASIC AND DILUTED LOSS PER COMMON SHARE	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements

HOMEWOWNUSA
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception (December 10, 2009) to April 30, 2011

					Deficit
	Common Stock				accumulated
			Additional	Share	during the
	Number of		Paid-in	Subscriptions	development
	shares	Amount	Capital	Receivable	stage	Total
Balance at inception - December 10, 2009	10,000,000	$10,000	$-	$-	$-	$10,000

Net loss for the period from inception
to January 31, 2010					(5,510)	(5,510)

Balance, January 31, 2010	10,000,000	$10,000	$-	$-	$(5,510)	$4,490

Net loss for the year ended
January 31, 2011	-	-	-	-	(16,327)	(16,327)

Balance, January 31, 2011	10,000,000	$10,000	$-	$-	$(21,837)	$(11,837)
Net loss for the period ended
April 30, 2011	-	-	-	-	(6,177)	(6,177)

Balance, April 30, 2011(Unaudited)	10,000,000	$10,000	$-	$-	$(28,014)	$(18,014)

The accompanying notes are an integral part of these financial statements

HOMEWOWNUSA
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
Unaudited

	Three months	Three months	December 10, 2009
	ended	ended	(date of inception) to
	April 30, 2011	April 30, 2010	April 30, 2011

OPERATING ACTIVITIES
Net loss	$(6,177)	$(3,500)	$(28,014)
Adjustment to reconcile net loss to net cash
used in operating activities
Increase (decrease) in accrued expenses	$(1,381)	$1,500	$9,500

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(7,558)	(2,000)	$(18,514)

FINANCING ACTIVITIES
Proceeds from sale of common stock	-	-	10,000
Loan from related party	7,000	-	9,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	$7,000	$-	$19,000

NET INCREASE ( DECREASE) IN CASH	$(558)	$(2,000)	$486

CASH, BEGINNING OF PERIOD	$1,044	$9,990	$-

CASH, END OF PERIOD	$486	$7,990	$486

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-	$-

Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

HOMEWOWNUSA
(A Development Stage Company)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

April 30, 2011

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on December 10, 2009 and established a fiscal year end of January 31. The company is a development-stage Company organized to enter into the home equity lease/rent to own business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes
The provision of income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where the differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements

Net Loss per Share
The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Stock-based Compensation
The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

HOMEWOWNUSA
(A Development Stage Company)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

April 30, 2011

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Development Stage Company
The Company is a development stage company, as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915.  The Company’s planned principal operations have not fully commenced.

Management plans to seek funding from its shareholders and other qualified investors to pursue its business plan.

Organizational and offering costs are, and will be, expensed as and when they are incurred.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $18,014, an accumulated deficit of $28,014 and net loss from operations since inception of $28,014. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

As of April 30, 2011, the Company had issued 10,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $10,000.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of April 30, 2011, the Company has not granted any stock options and has not recorded any stock-based compensation.

On December 10, 2009, a director of the Company issued 10,000,000 shares of the common stock in cash at $0.001 per share for $10,000.

NOTE 5 – LOAN PAYABLE – RELATED PARTY LOANS

As of April 30, 2011, the Company has received $9,000 as a loan from a related party. The loan is payable on demand and without interest.

NOTE 6 – INCOME TAXES

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results  from  the net  change  during  the  year of  deferred  tax  assets  and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

HOMEWOWNUSA
(A Development Stage Company)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

April 30, 2011

NOTE 6 – INCOME TAXES (Continued)

No provision was made for Federal income tax.

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

NOTE 7 - THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

FASB ASC 105-10, Generally Accepted Accounting Principles (Prior authoritative literature: FASB SFAS No. 165, Subsequent Events (“SFAS 165”), issued May 28, 2009), which establishes general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  FASB ASC 105-10 (SFAS 165) is effective for interim or annual financial periods ending after June 15, 2009.  The adoption of FASB ASC 105-10 (SFAS 165) did not have a material effect on the company’s financial position or results of operations.  The Company evaluates subsequent events through the date the accompanying financial statements were issued, which was March 22, 2010.

FASB ASC 105-10-65, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (Prior authoritative literature: FASB SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168”), issued June 2009), establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of FASB ASC 105-10-65 (SFAS 168) did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 (Subsequent Events).  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through July 8, 2011 , the date the financial statements were available to be issued and has determined that there are no further events to disclose.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Chang G. Park, CPA, 2667 Camino Del Rio South Plaza B, San Diego California 92108-3707 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Diane D. Dalmy, 8965 W. Cornell Place Lakewood, Colorado 80227, our independent legal counsel, has provided an opinion on the validity of our common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting	$4,000
SEC Filing Fee	$1,500
Printing	$1,200
TOTAL	$6,700

RECENT SALES OF UNREGISTERED SECURITIES

HOMEOWNUSA is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

December 10, 2009

We have issued 10,000,000 common shares to our sole officer and director for total consideration of $10,000, or $0.001 per share.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.  Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description

3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re: legality
8(i)	Tax Opinion of Chang G. Park, CPA
23	Consent of experts and counsel

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of HOMEOWNUSA, dated December 10, 2009 as previously filed with the SEC on 2010-10-20

Exhibit 3(ii)

Bylaws of HOMEOWNUSA approved and adopted on December 10, 2009 as previously filed with the SEC on 2010-10-20

Exhibit 5

Opinion and consent of Diane Dalmy 1775 Sherman Street Suite 2015 Denver, CO 80203 dated February 25, 2011, regarding the legality of the securities being registered as previously filed with SEC on February 25, 2011.

Exhibit 8(i)

Tax Opinion of Chang G. Park, CPA, 2667 Camino Del Rio South Plaza B, San Diego California 92108-3707.

Exhibit 23 (i)

Consent of PLS CPA, A Professional Corporation, 4725 Mercury Street #210, San Deigo California 92111 dated July 12, 2011, regarding the use in this Registration Statement of their report of the auditors and financial statements of HOMEOWNUSA for the period ending January 31, 2010.

Exhibit 23 (ii)

Consent of PLS CPA, A Professional Corporation, 4725 Mercury Street #210, San Deigo California 92111 dated July 12, regarding the use in this Registration Statement of their report of the auditors and financial statements of HOMEOWNUSA for the period ending January 31, 2011.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a)	include any Prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)
reflect in the Prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total  dollar value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of  Prospectus  filed with the commission  pursuant to Rule 424(b) if, in  the aggregate,  the changes in the volume and price represent no more  than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  Registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.    To remove from registration by  means of a post-effective amendment any of  the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

4.    That, for determining  our  liability  under  the  Securities  Act  to any  purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this Registration  Statement,  regardless  of  the  underwriting  method  used  to  sell  the  securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

(i)	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each  Prospectus  filed  pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  Prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or Prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities  Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,   we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

In the event that a claim for  indemnification  against such liabilities,  other than the  payment by us of expenses  incurred  or paid by one of our  Directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our Directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on for S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloemfontein, Free State, South Africa on this July 12, 2011 .

Date: July 12, 2011

HOMEOWNUSA

/s/ Pieter du Plooy
Pieter Du Plooy
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Pieter du Plooy
Pieter du Plooy
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Date: July 12, 2011